SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT – August 26, 2016

(Date of Earliest Event Reported)

AK STEEL HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Commission File No. 1-13696

Delaware	31-1401455
(State of Incorporation)	(I.R.S. Employer Identification No.)

9227 Centre Pointe Drive West Chester, OH	45069
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 425-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On August 26, 2016, AK Steel Corporation (“AK Steel”) entered into a Global Settlement Agreement (“Settlement Agreement”) with Magnetation LLC and its affiliates (collectively, “Magnetation”) in Chapter 11 bankruptcy, Magnetation Inc., and JPMorgan Chase Bank, N.A., Associated Bank, N.A. and BMO Harris Bank N.A., as lenders under Magnetation’s revolving credit facility, to terminate the iron ore pellet offtake agreement between Magnetation and AK Steel and to wind down Magnetation’s business. Among other terms of the Settlement Agreement, following Bankruptcy Court approval of the transaction AK Steel has agreed to make a cash contribution of $37.5 million (“Termination Payment”) to Magnetation’s Chapter 11 estate, AK Steel’s offtake agreement with Magnetation will terminate and AK Steel will cease purchasing iron ore pellets from Magnetation, which is expected to occur on or about September 30, 2016. Under the terms of the Settlement Agreement, AK Steel is not obligated to make its $37.5 million payment until certain conditions are fulfilled, including Bankruptcy Court approval of the Settlement Agreement and the termination of the offtake agreement with Magnetation. The Settlement Agreement also provides that AK Steel’s net payment may be partially offset based on certain factors, including the amount of proceeds generated from the eventual sale and/or liquidation of Magnetation’s plant, property and equipment and other assets. On August 27, 2016, Magnetation filed a motion requesting approval of the Settlement Agreement with the United States Bankruptcy Court, District of Minnesota (Case No. 15-50307), and the effectiveness of the Settlement Agreement is subject to Bankruptcy Court approval. The hearing before the Bankruptcy Court is scheduled for September 27, 2016. The Settlement Agreement may be objected to and otherwise challenged in court by various interested parties in Magnetation’s bankruptcy case and, to the extent such parties’ efforts are successful, the terms of the Settlement Agreement will not go into effect. In addition, the Settlement Agreement provides that Magnetation may terminate the Settlement Agreement if Magnetation receives a bona fide proposal for an alternative transaction that provides for a higher or better economic recovery to the Magnetation bankruptcy estate than the one represented by the Settlement Agreement, if Magnetation reasonably believes in good faith that such alternative transaction can be consummated in accordance with the Bankruptcy Code and other applicable law.

In connection with the Settlement Agreement, AK Steel currently expects to incur a one-time charge of $37.5 million in the quarter in which the Bankruptcy Court approves the Settlement Agreement. AK Steel currently anticipates that it can purchase replacement iron ore pellets from third party producers who can meet AK Steel’s future needs by offering superior quality and reliability, as well as responsible environmental performance and competitive pricing. In addition, AK Steel expects to benefit from enhanced flexibility with respect to iron ore pellets as a result of terminating its offtake agreement with Magnetation. The termination of the offtake agreement will have an impact on the future accounting treatment of existing iron ore derivatives contracts. AK Steel has previously designated certain derivatives contracts as cash flow hedges on a portion of the

Magnetation iron ore purchases. In the event and as a result of the termination of the offtake agreement, future changes in the fair value of the derivative contracts will be immediately recognized in the income statement in the period the change occurs, instead of being recognized in income in the period the underlying cost of iron ore is recognized, thus potentially increasing the volatility of AK Steel’s results of operations. This volatility does not affect the ultimate gain or loss recognized on the derivative contract, but only the timing of the recognition in the income statement.

Safe Harbor Statement

Certain statements made or incorporated by reference in this Current Report on Form 8-K reflect management’s estimates and beliefs and are intended to be “forward-looking statements” identified in the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “anticipates,” “believes,” “intends,” “plans,” “estimates” and other similar references to future periods typically identify forward-looking statements. The company cautions readers that forward-looking statements reflect the company’s current beliefs and judgments, but are not guarantees of future performance or outcomes. They are based on a number of assumptions and estimates that are inherently affected by economic, competitive, regulatory, and operational risks, uncertainties and contingencies that are beyond the company’s control, and upon assumptions about future business decisions and conditions that may change.

Forward-looking statements are only predictions and involve risks and uncertainties, resulting in the possibility that actual events or performance will differ materially from such predictions as a result of certain risk factors, including reduced selling prices, shipments and profits associated with a highly competitive and cyclical industry; increased global steel production and imports; changes in the cost of raw materials and energy; the company’s significant amount of debt and other obligations; severe financial hardship or bankruptcy of one or more of the company’s major customers or key suppliers; reduced demand in key product markets due to competition from aluminum or other alternatives to steel; excess inventory of raw materials; supply chain disruptions or poor quality of raw materials; production disruption or reduced production levels; the company’s healthcare and pension obligations; not reaching new labor agreements on a timely basis; major litigation, arbitrations, environmental issues and other contingencies; regulatory compliance and changes; climate change and greenhouse gas emission limitations; financial, credit, capital and banking markets; derivative contracts to hedge commodity pricing volatility; potential permanent idling of facilities; inability to fully realize benefits of margin enhancement initiatives; information technology security threats and cybercrime; risk of failure or significant delay in consummating the Global Settlement Agreement with Magnetation; as well as those risks and uncertainties discussed in more detail in the company’s Annual Report on Form 10-K for the year ended December 31, 2015, as updated in subsequent Quarterly Reports on Form 10-Q, and Current

Reports on Form 8-K filed with or furnished to the Securities and Exchange Commission. As such, the company cautions readers not to place undue reliance on forward-looking statements, which speak only to the company’s plans, assumptions and expectations as of the date hereof. The company undertakes no obligation to publicly update any forward-looking statement, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AK STEEL HOLDING CORPORATION

By:	/s/ Joseph C. Alter
Joseph C. Alter
Corporate Secretary

Dated: August 29, 2016